KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                            Telephone (203) 324-1400
                            Facsimile (203) 327-2669







                                                   April 29, 1997




UCAR International Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06817-0001

Ladies and Gentlemen:

     We have acted as special counsel to UCAR International Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of 2,166,641 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), as described in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit (the "Registration Statement"). The Shares are being offered by the Selling Stockholders (as defined in the Registration Statement). All of the Shares will be issued upon the exercise of currently outstanding stock options granted pursuant to the Company's Management Stock Option Plan (the "Plan"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares.

     We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Securities and Exchange Commission; and such matters of law deemed necessary by us in order to deliver the opinion set forth herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

     Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

UCAR International Inc.
April 29, 1997
Page 2


                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                Very truly yours,

                                KELLEY DRYE & WARREN LLP



                                By:   /S/ M. RIDGWAY BARKER
                                   -----------------------------
                                      M. Ridgway Barker
                                      A Member of the Firm